EXHIBIT 10.2

PURCHASE AND SALE AGREEMENT
dated as of June 13, 2022
among
Synchronoss Technologies, Inc.,
as Originator,
and
SN Technologies, LLC

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Table of Contents
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SCHEDULES
Schedule I    Jurisdiction of Organization of the Originator
Schedule II    Location of Books and Records of the Originator
Schedule III    Trade Names, Former Names and Assumed Names
Schedule IV    Actions/Suits

EXHIBITS
Exhibit A    Form of Subordinated Note
Exhibit B    Form of Joinder Agreement
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This PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 13, 2022 is entered into among Synchronoss Technologies, Inc., a Delaware corporation, (“STI”) as originator (in such capacity, the “Originator”), and SN Technologies, LLC, a Delaware limited liability company, as purchaser (the “Company”).
BACKGROUND:
1.    The Company is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by STI;
2.    The Originator generates Receivables in the ordinary course of its business;
3.    The Originator wish to sell Receivables to the Company, and the Company is willing to purchase Receivables from the Originator, on the terms and subject to the conditions set forth herein; and
4.    The Originator and the Company intend this transaction to be a true sale of Receivables by the Originator to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Originator and the Company do not intend the transactions hereunder to be a loan from the Company to the Originator.
5.    The Company intends to sell certain of the Receivables and their Related Rights (as defined below) to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time) pursuant to the Receivables Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
DEFINITIONS
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Article I of the Receivables Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Company, as seller, Synchronoss Technologies, Inc. as initial Servicer (in such capacity, the “Servicer”), Norddeutsche Landesbank Girozentrale, as administrative agent, the persons from time to time party thereto as purchasers and as group agents and the persons from time to time party thereto as originators. The usage of terms and provisions set forth in Schedule I of the Receivables Purchase Agreement shall apply hereto as though set forth herein in their entirety. All references herein to months are to calendar months unless otherwise expressly indicated. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied on a consistent basis; and all terms used in the New York UCC that are used but not specifically defined herein are used herein as defined therein.
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Article I
AGREEMENT TO PURCHASE AND SELL
Section 1.1Agreement to Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, the Originator agrees to sell to the Company, and the Company agrees to purchase from the Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of the Originator’s right, title and interest in and to:
(a)each Receivable (other than Excluded Receivables) of the Originator that existed and was owing to the Originator at the closing of the Originator’s business on the date hereof (the “Cut-Off Date”);
(b)each Receivable (other than Excluded Receivables) generated by the Originator after the Cut-Off Date to, but excluding, the Purchase and Sale Termination Date;
(c)all rights to, but not the obligations of, the Originator under all Related Security with respect to any of the foregoing Receivables;
(d)all Collections with respect to the foregoing Receivables;
(e)all right, title and interest in and to the Collections or other proceeds (as defined in the UCC) with respect to such Receivables; and
(f)all proceeds of the foregoing.
All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originator set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed. The Company’s foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (f) (collectively, the “Related Rights”) is herein called the “Purchase Facility.”
Section 1.2Timing of Purchases.
(a)Closing Date Purchases. The Originator’s entire right, title and interest in (i) each Receivable (other than Excluded Receivables) that existed and was owing to the Originator at the Cut-Off Date, (ii) all Receivables (other than Excluded Receivables) created by the Originator after the Cut-Off Date, to and including, the Closing Date, and (iii) all Related Rights with respect thereto automatically shall be deemed to have been sold or contributed, as applicable, by the Originator to the Company on the Closing Date.
(b)Subsequent Purchases. The Originator hereby agrees to sell or contribute and sells or contributes, on each day after the Closing Date until the Purchase and Sale Termination Date, each Receivable (other than Excluded Receivables) and the Related Rights generated by the Originator to the Company immediately upon the creation of such Receivable.
Section 1.3Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the Originator in accordance with Article III and to reflect all capital contributions in accordance with Section 3.1.

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Section 1.4Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2 and (b) the Termination Date.
Section 1.5Intention of the Parties. It is the express intent of the Originator and the Company that each conveyance by the Originator to the Company pursuant to this Agreement of any Receivables and Related Rights whether now owned or hereafter acquired by the Originator, including, without limitation, all Receivables, if any, constituting “general intangibles” (as defined in the UCC), and all Related Rights be construed as a valid and perfected sale and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by the Originator to the Company (rather than the grant of a security interest to secure a debt or other obligation of the Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Company whether now owned or hereafter acquired by the Originator, be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through the Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables, including without limitation any Receivables constituting general intangibles as defined in the UCC, and all Related Rights is not construed to be both a valid and perfected sale (or contribution) and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through an Originator, then, it is the intent of the Originator and the Company that, (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of Section 9-102 of the UCC; and (ii) the Originator shall be deemed to have granted to the Company as of the date of this Agreement, and the Originator hereby grants to the Company, a security interest in, to and under, all of the Originator’s right, title and interest in and to the Receivables and the Related Rights transferred or purported to be transferred hereunder, whether now existing or hereafter created by the Originator.
Article II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
Section 1.1Purchase Report. On the Closing Date and on each date when any Receivables are transferred hereunder (each such date, a “Purchase Report Date”), the Originator shall deliver or cause to be delivered to the Company a report (each such report being herein called a “Purchase Report”) setting forth, among other things:
(a)the Purchase Price of all Receivables purchased by the Company from the Originator (including any portion of such Purchase Price paid by means of a capital contribution to the Company), as of the Cut-Off Date (in the case of the Purchase Report to be delivered on the Closing Date);
(b)the Purchase Price of all Receivables purchased by the Company from the Originator (including any portion of such Purchase Price paid by means of a capital contribution to the Company), during the calendar month, week or day, as applicable, immediately preceding such Purchase Report Date (in the case of each subsequent Purchase Report); and
(c)the calculations of reductions of the Purchase Price for any Receivables as provided in Sections 3.3(a) and (b); provided, that the parties hereto agree that, for so long as STI is the Servicer, any Periodic Report containing the foregoing information delivered by or at the direction of the Servicer shall satisfy the obligation to deliver a Purchase Report hereunder.

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Section 1.2Calculation of Purchase Price. The “Purchase Price” to be paid to the Originator on any Payment Date (as defined below) in accordance with the terms of Article III for each Receivable purchased by the Company hereunder shall be an amount equal to the product of (i) the Outstanding Balance of such Receivable on such Payment Date (which, at the Company’s election, may be the Dollar Equivalent thereof) and (i) one hundred percent (100%) minus the Fair Market Value Discount (as defined below) on such Payment Date; provided that the Purchase Price of any Receivable purchased hereunder shall be subject to the reductions as provided in Sections 3.2(a) and (b).
“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originator is open for business.
“Fair Market Value Discount” means, as measured on any Payment Date, a discount which is equal to a percentage calculated to provide the Company with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Company of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. The Originator and the Company may agree from time to time to change the Fair Market Value Discount based on changes in one or more of the items affecting the calculation thereof; provided that any change to the Fair Market Value Discount shall take effect as of the first day of a calendar month, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Receivables which came into existence during any calendar month ending prior to the calendar month during which the Originator and the Company agree to make such change.
Article III
PAYMENT OF PURCHASE PRICE
Section 1.1Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to the Originator the Purchase Price for the purchase to be made from the Originator on each Payment Date (i) in cash, (ii) by making a draw under a promissory note issued in the form of Exhibit A by the Company to the Originator (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, a “Subordinated Note”), which such promissory note shall be executed and delivered by the Company to the Originator prior to the first instance in which such note is to be drawn upon, (iii) in the case of Receivables generated by STI, at its election, by means of an increase in the capital account of STI in the Company, or (iv) any combination of the foregoing; provided, that the principal amount outstanding under any Subordinated Note may be increased on any Payment Date in an amount not to exceed the lesser of (A) the portion of the Purchase Price not paid in cash and (B) the maximum amount of borrowings that could be borrowed under the Subordinated Notes without rendering the Company insolvent.
All amounts paid by the Company to the Originator shall be allocated first to the payment of any Purchase Price then due and unpaid, second to the payment of accrued and unpaid interest, if any, on the Subordinated Note of the Originator; third to the repayment of the principal outstanding on the Subordinated Note of the Originator to the extent of such outstanding principal thereof as of the date of such payment before such amounts may be allocated for any other purpose and fourth, solely in the case of STI, as a distribution on capital. The Company shall (or shall cause the Servicer to) make all appropriate record keeping entries with respect to each of the Subordinated Notes to reflect the foregoing payments and reductions made pursuant to Section 3.2, and the Company’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the

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Subordinated Notes at any time. The Originator hereby irrevocably (i) agrees to return the Subordinated Notes to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date, and (ii) authorizes the Company to mark the Subordinated Notes “CANCELLED”.
If, on any Business Day, the Company is unable to pay the Purchase Price for Receivables and Related Rights pursuant to this Section 3.1, then the Originator, as applicable, shall on such Business Day provide written notice thereof to the Administrative Agent.
Section 1.2Settlement as to Specific Receivables and Dilution. With respect to the Originator:
(a)If, (i) on the day of purchase or contribution of any Receivable from the Originator hereunder, any of the representations or warranties set forth in Sections 5.8, 5.13, 5.14, 5.20, 5.22, 5.23 and 5.24 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of the Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.8, 5.13, 5.14, 5.20, 5.22, 5.23 and 5.24 is no longer true with respect to such Receivable, then the Purchase Price with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable as reduced by the Remaining Discount, if any, and shall be accounted to the Originator as provided in clause (d) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to the Originator. For the purposes of this clause (a), “Remaining Discount” shall mean, with respect to any particular Receivable and as of any date the same is to be determined, the amount obtained by multiplying (a) the percentage obtained by dividing (i) the number of days remaining, if any, in the discount period used for calculating the Fair Market Value Discount for such Receivable as of such date by (ii) the number of days in the discount period used for calculating the Fair Market Value Discount for such Receivable times (b) the Fair Market Value Discount for such Receivable as of its Payment Date.
(b)If, on any day, the Outstanding Balance of any Receivable purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Originator or the Servicer or any setoff or dispute between the Originator or the Servicer and an Obligor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of the Originator), or as a result of any tariff or other governmental or regulatory action, then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction or adjustment and shall be accounted to the Originator as provided in clause (d) below.
(c)If, on any day, the Outstanding Balance of any Receivable purchased hereunder is subject to any withholding Tax other than (a) Taxes imposed or based on, or measured by, the gross or net income or receipts of the Company, franchise Taxes or branch profits Taxes or (b) withholding Taxes imposed on amounts payable to or for the account of the Company on the payment obligations of the Originator pursuant to a law in effect on the date hereof, then, without duplication, either: (1) the Purchase Price with respect to such Receivable shall be reduced by the amount of such withholding Tax and shall be accounted to the Originator as provided in clause (d) below; or (2) the Originator shall on demand pay to the Company, and fully indemnify the Company against, the amount of any such withholding Tax on an after-Tax basis such that the Company is made whole in respect of any withholding Tax imposed on the Outstanding Balance of any Receivable purchased hereunder.

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(d)Any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from the Originator hereunder; provided, however if there have been no purchases of Receivables from the Originator (or insufficiently large purchases of Receivables prior to the Settlement Date immediately following any such reduction in the Purchase Price of any Receivable) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:
(i)to the extent of any outstanding principal amount under the Subordinated Note payable to the Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Subordinated Note payable to the Originator; and
(ii)after making any deduction pursuant to clause (i) above, shall be paid in cash to the Company by the Originator; provided, that at any time (x) when an Event of Termination or Unmatured Event of Termination exists under the Receivables Purchase Agreement, (y) when a Capital Coverage Deficit exists or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by the Originator to the Company by deposit in immediately available funds into a Collection Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.
Section 1.3Reconveyance of Receivables. In the event that an Originator has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.2, the Company shall reconvey such Receivable to the Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.
Article IV
CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS
Section 1.1Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Company and the Administrative Agent (as the Company’s assignee) shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance reasonably satisfactory to the Company and the Administrative Agent (as the Company’s assignee) from the Originator:
(a)A copy of the resolutions or written consent of the board of directors of the Originator approving the Transaction Documents to be executed and delivered by it and the transactions contemplated thereby, certified by the Secretary or Assistant Secretary of the Originator;
(b)A good standing certificate for the Originator issued as of a recent date reasonably acceptable to the Company and the Administrative Agent (as the Company’s assignee) by the Secretary of State of the jurisdiction of the Originator’s organization and each jurisdiction where the Originator conducts a material portion of its business;
(c)A certificate of the Secretary or Assistant Secretary of the Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign the Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Company and the Administrative Agent (as the Company’s assignee) may conclusively rely until such time as the Servicer, the Company and the Administrative Agent (as the Company’s

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assignee) shall receive from such Person a revised certificate meeting the requirements of this clause (c));
(d)The certificate or articles of incorporation, certificate of formation or other organizational document of the Originator (including all amendments and modifications thereto) duly certified by the Secretary of State, or other equivalent authority, of the jurisdiction of the Originator’s organization as of a recent date, together with a copy of the by-laws, limited liability company agreement, or equivalent governing document of the Originator (including all amendments and modifications thereto), each duly certified by the Secretary or an Assistant Secretary of the Originator;
(e)The forms of a financing statement (Form UCC-1) that names the Originator as the debtor/seller and the Company as the buyer/assignor (and the Administrative Agent, for the benefit of the Purchasers, as secured party/assignee) of the Receivables sold by the Originator as may be necessary or, in the Company’s or the Administrative Agent’s reasonable opinion, desirable under the UCC to perfect the Company’s ownership interest in all Receivables and Related Rights (including, without limitation, Related Security) in which an ownership or security interest has been assigned to the Company hereunder;
(f)Written search results listing all effective financing statements that name the Originator as debtor or seller and that are filed in the Originator’s jurisdiction of organization, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated, as the case may be, on or prior to the Closing Date), shall cover any Receivable or any Related Rights which are to be sold or contributed to the Company hereunder), and tax and judgment lien search results showing no evidence of such liens filed against the Originator;
(g)Favorable opinions of counsel to the Originator, in form and substance reasonably satisfactory to the Company and the Administrative Agent (as the Company’s assignee); and
(h)(i) Evidence of the execution and delivery by the Originator and the Company of each of the other Transaction Documents to be executed and delivered in connection herewith; and (ii) evidence that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company’s and the Administrative Agent’s (as the Company’s assignee) satisfaction.
Section 1.2Certification as to Representations and Warranties. The Originator, by accepting the Purchase Price on each Payment Date related to each purchase of Receivables generated by the Originator, shall be deemed to have certified that the representations and warranties of the Originator contained in Article V are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) as of such earlier date).
Section 1.3Additional Originators. (a) Additional Persons may be added as Originators hereunder, with the prior written consent of the Company, the Administrative Agent and each Group Agent (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Company, the Administrative Agent and each Group Agent on or before the date of such addition:

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(i)the Servicer shall have given the Company, the Administrative Agent and each Group Agent at least thirty (30) days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Company, the Administrative Agent or any Group Agent may reasonably request;
(ii)such proposed additional Originator shall have executed and delivered to the Company and the Administrative Agent an agreement substantially in the form attached hereto as Exhibit B (a “Joinder Agreement”);
(iii)the Performance Guarantor shall have delivered a reaffirmation, acknowledgment and consent with respect to the Joinder Agreement of such proposed additional Originator;
(iv)such proposed additional Originator shall have delivered to the Company and the Administrative Agent (as the Company’s assignee) each of the documents with respect to the Originator described in Section 4.1, in each case in form and substance reasonably satisfactory to the Company and the Administrative Agent (as the Company’s assignee);
(v)no Purchase and Sale Termination Date shall have occurred and be continuing; and
(vi)no Event of Termination shall have occurred and be continuing.
Article V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR AND THE COMPANY
In order to induce the Company to enter into this Agreement and to make purchases hereunder, the Originator hereby makes the representations and warranties set forth in this Article V on the date hereof and on each day that Receivables are purchased pursuant to the terms hereof. In addition, the Company makes the representations and warranties set forth in Section 5.16 and Section 5.21.
Section 1.1Existence and Power. It is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.
Section 1.2Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Receivables and the Related Rights to the Company on the terms and subject to the conditions herein provided, and (ii) has duly authorized by all necessary organizational action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
Section 1.3Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes a legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as such

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enforceability may be limited by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.
Section 1.4No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict or violation referred to in clause (i), (ii) or (iii) could not reasonably be expected to have a Material Adverse Effect.
Section 1.5Litigation and Other Proceedings. Except as disclosed in its filings with the Securities and Exchange Commision and as set forth on Schedule IV, there is no action, suit, proceeding or investigation pending or, to the best of its knowledge, threatened in writing, against it before any Governmental Authority that if adversely determined (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.
Section 1.6Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by it in connection with the grant of a security interest in the Receivables or Related Rights to the Company hereunder or the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party and the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.
Section 1.7[Reserved].
Section 1.8Valid Sale. Each sale of Receivables and the Related Rights made by it pursuant to this Agreement shall constitute a valid sale, transfer and assignment of, or creation of a trust over, Receivables and Related Rights to the Company, enforceable against creditors of, and purchasers from, it, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
Section 1.9Names and Location. Except as described in Schedule III, it has not used any company or corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. It is “located” (for purposes of Section 9-307 of the UCC) in the jurisdiction specified next to its name in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (for purposes of Section 9-307 of the UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where it keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.

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Section 1.10No Material Adverse Effect. Since January 1, 2022, there has been no Material Adverse Effect with respect to the Originator.
Section 1.11Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Company, the Administrative Agent or any other Secured Party by or on behalf of it pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished by or on behalf of it when taken as a whole, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Secured Party, and does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading.
Section 1.12Margin Stock. It is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
Section 1.13Eligible Receivables. Each Receivable sold, transferred or assigned hereunder is an Eligible Receivable on the date of sale, transfer or assignment, unless otherwise specified in the first Daily Report or Monthly Report that includes such Receivable.
Section 1.14Credit and Collection Policy. It has complied in all material respects with its Credit and Collection Policy with regard to each Receivable sold by it hereunder and the related Contracts.
Section 1.15Investment Company Act. It is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.
Section 1.16Anti-Money Laundering/International Trade Law Compliance. It is not a Sanctioned Person. It does not, either in its own right or knowingly through any third party, (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law.
Section 1.17Financial Condition.
(a)The audited consolidated balance sheets of Synchronoss Technologies, Inc. and its consolidated Subsidiaries as of December 31, 2022 and the related statements of income and shareholders’ equity of Synchronoss Technologies, Inc. and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent, present fairly in all material respects the consolidated financial position of Synchronoss Technologies, Inc. and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.
(b)On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), it is, and will be on such date, Solvent and no Insolvency Proceeding with respect to it has occurred, or on such date, will have occurred.

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Section 1.18Taxes. It has (i) timely filed or caused to be filed all material tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all material taxes, assessments and other governmental charges required to have been paid by it, if any, other than taxes, assessments and other governmental charges, being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except in each case to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 1.19Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
Section 1.20No Fraudulent Conveyance. No sale or transfer hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.
Section 1.21Ordinary Course of Business. If notwithstanding the intention of the parties hereto, the transactions are characterized as loans and not sales, it and the Company represents and warrants as to itself that each remittance of Collections by or on behalf of it to the Company under this Agreement will have been (i) in payment of a debt incurred by it in the ordinary course of business or financial affairs of itself and the Company and (ii) made in the ordinary course of business or financial affairs of itself and the Company.
Section 1.22Good Title Perfection.
(a)Immediately preceding its sale or other conveyance of each Receivable hereunder, it was the owner of such Receivable sold or purported to be sold, free and clear of any Adverse Claims (other than those that will be released prior to or upon the transfer hereunder), and each such sale or other conveyance hereunder constitutes a valid sale, transfer and assignment of all of its right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims.
(b)No later than ten (10) Business Days following the Closing Date and before the generation by it of any new Receivable to be sold or otherwise conveyed by it hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Company’s ownership interest in Receivables to be sold or otherwise conveyed hereunder against all creditors of and purchasers from it will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.
(c)Upon the creation of each new Receivable sold or otherwise conveyed or purported to be conveyed hereunder and no later than ten (10) Business Days following the Closing Date for then existing Receivables, the Company shall have a valid and perfected first priority ownership or security interest or trust beneficiary interest in each Receivable sold or otherwise conveyed to it hereunder, free and clear of any Adverse Claim.
Section 1.23Perfection Representations.
(a)This Agreement creates a valid and continuing ownership or security interest (as defined in the UCC) in its right, title and interest in, to and under the Receivables and Related Rights which (A) ownership or security interest has been perfected and is enforceable against creditors of and purchasers from the Originator and (B) will be free of all Adverse Claims in such Receivables and Related Rights.

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(b)The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(c)Immediately prior to the sale of, or grant of security interest in, the Receivables and Related Rights transferred hereunder, it owned and had good and marketable title to such Receivables and Related Rights free and clear of any Adverse Claim of any Person.
(d)All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) its sale or contribution of the Receivables and (solely to the extent perfection may be achieved by filing a financing statement under the UCC) Related Rights from it to the Company pursuant to this Agreement.
(e)Other than the ownership or security interest granted to the Company pursuant to this Agreement, it has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Collateral except as permitted by this Agreement and the other Transaction Documents. It has not authorized the filing of and is not aware of any financing statements filed against it that include a description of collateral covering the Receivables or Related Rights other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or released. It is not aware of any judgment lien, ERISA lien or tax lien filings against it that either (A) attaches to any of the Receivables or Related Rights or (B) could reasonably be expected to have a Material Adverse Effect.
(f)Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.23 shall be continuing and remain in full force and effect until the Final Payout Date.
Section 1.24Enforceability of Contracts. Each Contract related to any Receivable sold or otherwise conveyed by it hereunder is effective to create, and has created, a legal, valid and binding obligation of the Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, without being subject to any defense, deduction, offset or counterclaim and it has fully performed its obligations under such Contract.
Section 1.25Other Transaction Documents. Each representation and warranty made by it under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.
Section 1.26Compliance with Law. It has complied in all material respects with all Applicable Laws to which it may be subject.
Article VI
COVENANTS OF THE ORIGINATOR
Section 1.1Covenants of the Originator. At all times from the Closing Date until the Final Payout Date, the Originator will, unless the Administrative Agent and the Company shall otherwise consent in writing, perform the following covenants:
(a)Financial Reporting. The Originator will maintain a system of accounting established and administered in accordance with GAAP.

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(b)Notices. The Originator will notify the Company and Administrative Agent in writing of any of the following events promptly upon (but in no event later than five (5) Business Days after) a Financial Officer or other officer of the Originator with direct responsibility for the transactions contemplated by this Agreement learning of the occurrence thereof, with such notice describing the same (to the extent not furnished by the Company or any Servicer):
(i)Notice of Purchase and Sale Termination Events, Unmatured Purchase and Sale Termination Events, Termination Events or Potential Termination Events. A statement of a Financial Officer of the Originator setting forth details of any Purchase and Sale Termination Event (as defined in Section 8.1), Unmatured Purchase and Sale Termination Event (as defined in Section 8.1), Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Originator proposes to take with respect thereto.
(ii)Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(iii)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to the Originator, the Company, the Servicer or the Performance Guarantor, which with respect to any Person other than the Company, could reasonably be expected to have a Material Adverse Effect.
(iv)Adverse Claim. (A) Any Person other than the Company, the Administrative Agent or the Secured Parties shall obtain an Adverse Claim upon the Receivables or Related Rights or any material portion thereof, (B) any Person other than the Originator, the Company, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account or (C) the Obligors shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(v)Name Changes. At least thirty (30) days before any change in the Originator’s or the Company’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.
(vi)Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Originator, the Company, the Servicer, or (ii) any material accounting policy of the Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which the Originator accounts for the Pool Receivables shall be deemed “material” for such purpose), in the case of clause (ii) above, after such change is required to be reported under GAAP.
(vii)Material Adverse Effect. Promptly, but in no case more than two (2) Business Days, after an officer of the Originator with direct responsibility for the transactions contemplated by this Agreement obtains knowledge of any Material Adverse Effect with respect to the Originator, notice of such Material Adverse Effect.
(c)Conduct of Business. The Originator will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this paragraph (c)

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shall prevent any transaction permitted by paragraph (n) below or not otherwise prohibited by this Agreement or any other Transaction Document.
(d)Compliance with Laws. The Originator will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(e)Furnishing of Information and Inspection of Receivables. The Originator will furnish or cause to be furnished to the Company and the Administrative Agent from time to time such information obtainable by the Originator without undue effort or expense with respect to the Pool Receivables as the Company or the Administrative Agent may reasonably request. The Originator will, during regular business hours with reasonable prior written notice permit the Company and the Administrative Agent or their respective agents or representatives to (i) examine and make copies of and abstracts from all Records relating to the Pool Receivables, (ii) visit the offices and properties of the Originator for the purpose of examining such Records and (iii) discuss matters relating to the Pool Receivables or the Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Originator (provided that representatives of the Originator are present during such discussions) having knowledge of such matters; provided that prior to the occurrence and continuance of a Termination Event, only one (1) such review per calendar year shall be conducted and the Originator shall be required to reimburse the Company and the Administrative Agent for only one (1) such review per calendar year, unless a Termination Event has occurred and is continuing. Unless a Termination Event has occurred and is continuing, the Company and the Administrative Agent and their agents and representatives shall make reasonable efforts to provide thirty (30) days’ prior written notice (or, if a Termination Event has occurred and is continuing, reasonable advance notice) of such audits, inspections and visits and such visits shall be combined under all Transaction Documents.
(f)Payments on Receivables, Collection Accounts. The Originator will instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account. The Originator will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Originator. If any payments on the Pool Receivables or other Collections are received by the Originator, the Company or the Servicer, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt and identification) remit such funds into a Collection Account. The Originator will use commercially reasonable efforts to ensure that each Collection Account Bank complies with the terms of each applicable Account Control Agreement. The Company shall not permit funds other than Collections on Pool Receivables and other Sold Assets and Seller Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Originator will within two (2) Business Days of identification, transfer such funds to the appropriate Person entitled to such funds. The Originator will not, and will not permit the Servicer or any other Person to, commingle Collections with any other funds, except pursuant to the terms of the applicable Credit and Collection Policy. The Originator shall only add a Collection Account or a Collection Account Bank to those listed in the Receivables Purchase Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance reasonably acceptable to the Administrative Agent from the applicable Collection Account Bank. The Originator shall only terminate a Collection Account Bank or close a Collection Account with the prior written consent of the Administrative Agent. Each Collection Account constitutes a “deposit account” within the meaning of the UCC. The Originator shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Company.

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(g)Sales, Liens, etc. Except as otherwise provided herein, the Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign any right to receive income in respect thereof.
(h)Extension or Amendment of Pool Receivables. Except as otherwise permitted by the Receivables Purchase Agreement, the Originator will not, nor will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract in all material respects.
(i)Change in Credit and Collection Policy. The Originator will not make any change in the Credit and Collection Policy that would have a Material Adverse Effect without the prior written consent of the Administrative Agent and the Majority Group Agents. Promptly following any material change in the Credit and Collection Policy, the Originator will deliver a copy of the updated Credit and Collection Policy to the Company and the Administrative Agent.
(j)Fundamental Changes. The Originator shall not make any change in the Originator’s name, location or make any other change in the Originator’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the Receivables Purchase Agreement “seriously misleading” as such term (or similar term) is used in the UCC, unless the Company and the Administrative Agent have each (A) received fifteen (15) days’ prior notice thereof, (B) received such other information and documentation as may reasonably be requested by the Company or the Administrative Agent for purposes of compliance with applicable laws, (C) received executed copies of all documents, certificates and opinions (including opinions relating to UCC matters) as the Company or the Administrative Agent shall reasonably request and (D) been reasonably satisfied that all other action to perfect and protect the interests of the Company and the Administrative Agent, on behalf of the Purchasers, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Company or the Administrative Agent shall have been taken by, and at the expense of, the Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).
(k)Books and Records. The Originator shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of, and adjustments to, each existing Pool Receivable).
(l)Security Interest, Etc. The Originator shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim, in favor of the Company (and the Administrative Agent (on behalf of the Secured Parties), as the Company’s assignee),

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including taking such action to perfect, protect or more fully evidence the security interest of the Company (and the Administrative Agent (on behalf of the Secured Parties), as the Company’s assignee) as the Company, the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Company under this Agreement, the Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent, as the Company’s assignee) to maintain and perfect, as a first-priority interest, the Company’s security interest in the Pool Receivables, Related Rights and Collections. The Originator shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Originator to file such financing statements under the UCC without the signature of the Company, the Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
(m)Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary, or that the Company or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the transfers made hereunder and the security interest granted pursuant to this Agreement or under the Receivables Purchase Agreement or any other Transaction Document, or to enable the Company or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement, the Receivables Purchase Agreement and the other Transaction Document. Without limiting the foregoing, the Originator hereby authorizes, and will, upon the request of the Company or the Administrative Agent, at the Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary, or that the Company or the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(n)Mergers, Acquisitions, Sales, etc. The Originator shall not be a party to any merger, consolidation or other restructuring, or sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets, except a merger, consolidation, other restructuring, sale, transfer, assignment, conveyance or lease where (i) the Company and the Administrative Agent have each received 20 days’ prior notice thereof and (ii) all actions to perfect and protect the interests of the Company and the Administrative Agent, on behalf of the Purchasers, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Company or the Administrative Agent shall have been taken by, and at the expense of, the Originator (including the filing of any UCC financing statements and the delivery of any certificates and opinions of counsel as the Administrative Agent may reasonably request). Notwithstanding the foregoing, this clause (n) shall not apply to any merger, consolidation, restructuring, sale, transfer, assignment, conveyance or lease in which (x) the applicable Originator is the surviving entity and (y) there is no change to the Originator’s name, jurisdiction of formation or business form.
(o)Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. The Originator shall not take any action to cause or permit any Receivable created, acquired or

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originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the UCC) without the prior written consent of the Company and the Administrative Agent.
(p)Anti-Money Laundering/International Trade Law Compliance. The Originator will not become a Sanctioned Person. The Originator, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any sale of the Receivables to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The Originator shall comply with all Anti-Terrorism Laws. The Company shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.
(q)Computer Records. The Originator (or the Servicer on its behalf) shall have clearly and conspicuously marked its electronic and master data processing books and records with an identifier that indicates that the Receivables have been sold in accordance with this Agreement.
(r)Insurance. The Originator will maintain in effect, at the Originator’s expense, such casualty and liability insurance as the Originator deems appropriate in its good faith business judgment.
Section 1.2Substantive Consolidation. The Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Company’s identity as a legal entity separate from the Originator and its Affiliates. Therefore, from and after the date hereof, the Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of the Originator or its Affiliates and is not a division of the Originator or its Affiliates. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Originator shall take such actions as shall be required in order that:
(a)the Originator shall maintain separate records and books of account from the Company and otherwise will observe corporate formalities;
(b)the financial statements and books and records of the Originator shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, that the Company’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Company; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Company’s assets are not available to satisfy the obligations of such Affiliate;
(c)except as contemplated hereby or permitted by the Receivables Purchase Agreement, (i) the Originator shall maintain its assets (including deposit accounts) separately from the assets (including deposit accounts) of the Company and (ii) the Company’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Originator;
(d)the Originator shall not act as an agent for the Company, other than in the capacity of Servicer or Sub-Servicer, as applicable;

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(e)the Originator shall not conduct any of the business of the Company in its own name (except in the capacity of Servicer or Sub-Servicer, as applicable);
(f)other than with respect to initial organization expenses, the Originator shall not pay any liabilities of the Company out of its own funds or assets;
(g)except as contemplated by the Transaction Documents, the Originator shall maintain an arm’s-length relationship with the Company;
(h)the Originator shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;
(i)the Originator shall not acquire obligations of the Company (other than the Subordinated Notes);
(j)the Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company;
(k)the Originator shall identify and hold itself out as a separate and distinct entity from the Company;
(l)the Originator shall correct any known misunderstanding respecting its separate identity from the Company;
(m)the Originator shall not enter into, or be a party to, any transaction with the Company, except in the ordinary course of its business and on terms which could be obtained in a comparable arm’s-length transaction with an unrelated third party; and
(n)the Originator shall not pay the salaries of the Company’s employees, if any.
Article VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
Section 1.1Rights of the Company. The Originator hereby authorizes the Company and the Servicer or their respective designees or assignees under the Receivables Purchase Agreement (including, without limitation, the Administrative Agent) to take any and all steps in the Originator’s name reasonably necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of the Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent or any other assignee under this Agreement shall not take any of the foregoing actions unless a Termination Event has occurred and is continuing.
Section 1.2Responsibilities of the Originator. Anything herein to the contrary notwithstanding:
(a)The Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve the Originator from such obligations.

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(b)None of the Company, the Servicer, the Purchasers, or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Purchasers, or the Administrative Agent be obligated to perform any of the obligations of an Originator thereunder.
(c)The Originator hereby grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, solely during the occurrence and continuation of a Termination Event to take in the name of the Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Originator or transmitted or received by the Company (whether or not from the Originator) in connection with any Receivable sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.
Section 1.3Further Action Evidencing Purchases. On or prior to the Closing Date, the Originator shall mark its master data processing records evidencing Pool Receivables with a legend, acceptable to the Company and the Administrative Agent, evidencing that the Pool Receivables have been transferred in accordance with this Agreement and neither of the Originator or the Servicer shall change or remove such notation without the consent of the Company and the Administrative Agent, such consent not to be unreasonably withheld or delayed. The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company, the Servicer or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company or the Administrator, the Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.
Section 1.4Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to an Originator shall, except as otherwise specified by such Obligor or required by applicable law and unless otherwise instructed by the Servicer, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (applied in order from the oldest outstanding Receivable to the newest outstanding Receivable) before being applied to any other indebtedness of such Obligor.
Article VIII
PURCHASE AND SALE TERMINATION EVENTS
Section 1.1Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” (each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event being referred to herein as an “Unmatured Purchase and Sale Termination Event”):
(a)The Termination Date shall have occurred;
(b)The Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days after the earlier of the Originator’s actual knowledge or receipt of written notice thereof;

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(c)Any representation or warranty made or deemed to be made by the Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, such inaccuracy shall, solely to the extent capable of cure, remain unremedied for thirty (30) days after the earlier of the Originator’s actual knowledge or receipt of written notice thereof; or
(d)The Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party in any material respect (unless such term, covenant or agreement contains a material qualification, and, in such case, the failure to perform or observe such term, covenant or agreement shall be subject to the standard set forth in such term, covenant or agreement) and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, remain unremedied for thirty (30) days after the earlier of the Originator’s actual knowledge or receipt of written notice thereof.
Section 1.2Remedies.
(a)Optional Termination. Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the Company, with the prior written consent of the Administrative Agent, shall have the option, by notice to the Originator (with a copy to the Administrative Agent), to declare the Purchase Facility as terminated.
(b)Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Company (and the Administrative Agent as the Company’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC and other applicable laws, which rights shall be cumulative.

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Article IX
INDEMNIFICATION
Section 1.1Indemnities by the Originator. Without limiting any other rights which the Company may have hereunder or under Applicable Law, the Originator hereby agrees to indemnify and hold harmless, the Company and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith within thirty (30) Business Days following demand, from and against any and all damages, losses, claims, judgments, liabilities, penalties, Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), reasonable costs and expenses, (including all reasonable and documented out-of-pocket fees, costs, expenses and disbursements of legal counsel) (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the failure of the Originator to perform its obligations under this Agreement or any other Transaction Document or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, excluding only any Purchase and Sale Indemnified Amounts to the extent, (i) a final judgment of a court of competent jurisdiction holds that such Purchase and Sale Indemnified Amounts resulted from a breach of law, breach of this Agreement, bad faith, negligence or willful misconduct of the Purchase and Sale Indemnified Party seeking indemnification, (ii) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to the Originator for uncollectible Receivables or (iii) such Purchase and Sale Indemnified Amounts include (a) Taxes imposed or based on, or measured by, the gross or net income or receipts of such Purchase and Sale Indemnified Party, franchise Taxes or branch profits Taxes or (b) withholding Taxes imposed on amounts payable to or for the account of the Purchase and Sale Indemnified Party pursuant to a law in effect on the date hereof; provided, that nothing contained in this sentence shall limit the liability of the Originator or limit the recourse of any Purchase and Sale Indemnified Party to the Originator for any amounts otherwise specifically provided to be paid by the Originator hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (i), (ii) and (iii) of the previous sentence, the Originator shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:
(a)the breach of any representation or warranty made or deemed made by the Originator (or any officer of the Originator) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report delivered by or on behalf of the Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;
(b)the failure by the Originator to comply with the terms of or its covenants, obligations and agreements contained in this Agreement or any other Transaction Document or with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(c)the failure of any Receivable sold by the Originator included in the calculation of Net Eligible Pool Balance as an Eligible Receivable to be an Eligible Receivable;
(d)the transfer by the Originator of any interest in any Pool Receivable or Related Right, other than the transfer of any Pool Receivable and Related Rights to the Company pursuant to this Agreement and the grant of a security interest to the Company pursuant to this Agreement;
(e)the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Security) originated by the Originator against all Persons

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(including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;
(f)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC or other Applicable Laws with respect to any Pool Receivable or the Related Rights;
(g)any suit or claim related to the Pool Receivables originated by the Originator (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable originated by the Originator);
(h)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(i)except to the extent permitted by the Transaction Documents, the commingling of Collections of Pool Receivables at any time with other funds;
(j)any failure of the Originator to timely comply with the Credit and Collection Policy in regard to each Pool Receivable;
(k)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;
(l)any claim brought by any Person other than a Purchase and Sale Indemnified Party arising from any activity by the Originator in servicing, administering or collecting any Pool Receivable; or
(m)the failure by the Originator to pay when due any material taxes, including, without limitation, material sales, excise or personal property taxes.
Article X
MISCELLANEOUS
Section 1.1Amendments, etc.
(a)The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company and the Originator, with the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.
(b)No failure or delay on the part of the Company, the Servicer, the Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer or the Originator in any case shall entitle it to any notice or demand in similar or other circumstances except to the extent required by the Transaction Documents. No waiver or approval by the Company or the Servicer under this Agreement shall, except as may

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otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
Section 1.2Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which may be by facsimile transmission or electronically) and shall be delivered or sent by overnight courier or first class mail, postage prepaid, to the intended party at the mailing address of such party set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent at its address for notices pursuant to the Receivables Purchase Agreement. All such notices and communications shall be effective when received.
Section 1.3Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 1.4Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and the Originator and their respective successors and permitted assigns. The Originator may not assign any of its rights hereunder nor any interest herein without the prior written consent of the Company and the Administrative Agent except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by the Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
Section 1.5Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
Section 1.6Costs and Expenses. In addition to its obligations under Article IX, the Originator jointly and severally, agrees to pay within thirty (30) days following demand therefor (a) all reasonable and documented out-of-pocket costs and expenses (including attorneys’, accountants’ and other third parties’ reasonable and documented out-of-pocket fees and expenses, any filing fees and expenses incurred by officers or employees of the Company or its assigns) incurred by the Company and its assigns in connection with the enforcement of, or any actual breach of, this Agreement and (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording and performance of this Agreement, other than taxes based upon income.
Section 1.7SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT LOCATED IN NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF, OR RELATING TO, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. Each party hereto

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hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum.
(b)EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 1.8WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
Section 1.9Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
Section 1.10Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means (including “pdf” format) shall be equally effective as delivery of an originally executed counterpart.
Section 1.11Acknowledgment and Agreement. By execution below, the Originator expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company to the Administrative Agent (for the benefit of the Purchasers) pursuant to the Receivables Purchase Agreement, and the Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Purchasers and the Administrative Agent are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which the Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of a Termination Event under the Receivables Purchase Agreement, the Administrative Agent, and not the Company, shall have the sole right to exercise all such rights and related remedies.
Section 1.12No Proceeding. The Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Company any insolvency proceeding so long as any obligations of the Company pursuant to the Receivables Purchase Agreement or any other Transaction Document remains outstanding and for at least one year and one day following the day on which such obligations are paid in full. The Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amount to the Originator pursuant to this Agreement unless the Company has received funds which may, subject to Section 4.1 of the Receivables Purchase Agreement, be used to make such payment. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in

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§101 of the Bankruptcy Code) against or corporate obligation of the Company by the Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.
Section 1.13Limited Recourse. Except as explicitly set forth herein, the obligations of the Originator and the Company under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Originator or the Company, as applicable. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Originator or the Company, as applicable. The agreements in this Section 10.13 shall survive any termination of this Agreement.
Section 1.14Severability. If any provision of this Agreement is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SN TECHNOLOGIES, LLC

By:
Name:
Title:
Address: 200 Crossing Boulevard,
    Bridgewater, NJ 08807
    Attention: ______________
Email:
    S-1    U.S. Purchase and Sale Agreement

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Synchronoss Technologies, Inc., as the Originator
By:
Name:
Title:
Address: 200 Crossing Boulevard,
    Bridgewater, NJ 08807
    Attention: ______________
Email:
    S-1    U.S. Purchase and Sale Agreement

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Schedule I
JURISDICTION OF ORGANIZATION OF THE ORIGINATOR

Originator	State of Organization
Synchronoss Technologies, Inc.	Delaware

Schedule I-1
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Schedule II
LOCATION OF BOOKS AND RECORDS OF THE ORIGINATOR

Originator	Location of Books and Records
Synchronoss Technologies, Inc.	200 Crossing Boulevard, Bridgewater, NJ 08807

Schedule II-1
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Schedule III
TRADE NAMES, FORMER NAMES AND ASSUMED NAMES

Legal Name	Trade Names, Former Names and Assumed Names
Synchronoss Technologies, Inc.	None

Schedule III-1
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Schedule IV
ACTIONS/SUITS
None.
Schedule IV-1
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Exhibit A
FORM OF SUBORDINATED NOTE

[ ], 20[ ]
FOR VALUE RECEIVED, the undersigned, SN Technologices, LLC, a Delaware limited liability company (the “Company”), promises to pay to Synchronoss Technologies, Inc., a Delaware corporation (the “Originator”), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Company from the Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of the Servicer.
1.    Purchase and Sale Agreement. This Subordinated Note is the Subordinated Note described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement, dated as of June 13, 2022 (as the same may be amended, supplemented, restated or otherwise modified in accordance with its terms, the “Purchase and Sale Agreement”), among the Company and the Originator named therein. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Company and the Originator.
2.    Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase and Sale Agreement and in the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement). In addition, as used herein, the following terms have the following meanings:
“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 8 hereof.
“Final Maturity Date” means the Payment Date immediately following the date that falls one year and one day after the Final Payout Date.
“Interest Period” means the period from and including a Settlement Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Settlement Date.
“Senior Interests” means, collectively, (i) ) the fees referred to in Section 2.03 of the Receivables Purchase Agreement, (ii) all amounts payable pursuant to Sections 4.01(a)(i) through (a)(iv) of the Receivables Purchase Agreement, (iv) the Capital and (v) all other obligations of the Company and the Servicer that are due and payable, to (a) the Purchasers, the Administrative Agent and their respective successors, permitted transferees and assigns arising in connection with the Transaction Documents and (b) any Seller Indemnified Party arising in connection with the Receivables Purchase Agreement, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all interest accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company or anyone else, to collect such interest.
“Senior Interest Holders” means, collectively, the Purchasers, the Administrative Agent and the Indemnified Parties.
Exhibit A-1
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“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 8 hereof.
3.    Interest. Subject to the Subordination Provisions set forth below, the Company promises to pay interest on the principal amount of this Subordinated Note from time to time outstanding during any Interest Period at a rate per annum equal to Term SOFR plus     %. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year, as the case may be.
4.    Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Company shall pay accrued interest on this Subordinated Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment.
5.    Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Subordinated Note shall be made as follows:
(a)    The principal amount of this Subordinated Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.2(d)(i) of the Purchase and Sale Agreement; and
(b)    The entire principal amount of this Subordinated Note shall be paid on the Final Maturity Date.
Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid by, and in the sole discretion of the Company, on any Business Day without premium or penalty.
6.    Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful currency of the United States of America in the manner specified in Article III of the Purchase and Sale Agreement.
7.    Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, the Company agrees to pay all expenses, including reasonable and documented attorneys’ fees and legal expenses, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.
8.    Subordination Provisions. The Company covenants and agrees, and the Originator and any other holder of this Subordinated Note (collectively, the Originator and any such other holder are called the “Holder”), by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any Holder, that the payment of the principal amount of and interest on this Subordinated Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 8:
(a)    No payment or other distribution of the Company’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is (i) permitted under the Receivables Purchase Agreement or (ii) made pursuant to paragraph 5 of this Subordinated Note;
(b)    In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary,
Exhibit A-2
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partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Subordinated Note to which the Holder would be entitled except for this clause (b) shall be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders); (ii) the Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Subordinated Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) the Holder hereby irrevocably agrees that the Administrative Agent (acting on behalf of the Purchasers), in the name of the Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Holder relating to this Subordinated Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;
(c)    In the event that the Holder receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Holder to the Company (for the benefit of the Senior Interest Holders) forthwith. The Holder will mark its books and records so as clearly to indicate that this Subordinated Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Administrative Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by the Administrative Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable and documented attorneys’ fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Subordinated Note, and any balance thereof shall, solely as between the Originator and the Senior Interest Holders, be applied by the Administrative Agent (in the order of application set forth in Section 4.01(a) of the Receivables Purchase Agreement) toward the payment of the Senior Interests; but as between the Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;
(d)    Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending the Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, the Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Subordinated Note) to the extent that any payment arising out of the exercise of such rights would be permitted under the Receivables Purchase Agreement;
(e)    These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between the Company, its creditors (other than the Senior
Exhibit A-3
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Interest Holders) and the Holder, the Company’s obligation, which is unconditional and absolute, to pay the Holder the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Holder and creditors of the Company (other than the Senior Interest Holders);
(f)    The Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Note or any rights in respect hereof or (ii) convert this Subordinated Note into an equity interest in the Company, unless the Holder shall, in either case, have received the prior written consent of the Administrative Agent;
(g)    The Holder shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;
(h)    If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;
(i)    Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;
(j)    The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;
(k)    Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to the Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, until payment in full thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and
Exhibit A-4
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(l)    These Subordination Provisions constitute a continuing offer from the Holder to all Persons who become the holders of, or who continue to hold Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.
9.    General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and the Holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.
10.    Maximum Interest. Notwithstanding anything in this Subordinated Note to the contrary, the Company shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise by payable under this Subordinated Note would exceed the Highest Lawful Rate, or if the Holder of this Subordinated Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Subordinated Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Company under this Subordinated Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be refunded to the Company. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Originator under this Subordinated Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Originator (such Highest Lawful Rate being herein called the “Originator’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Originator on any date shall be computed at the Originator’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Originator would be less than the amount of interest payable to the Originator computed at the Originator’s Maximum Permissible Rate, then the amount of interest payable to the Originator in respect of such subsequent interest computation period shall continue to be computed at the Originator’s Maximum Permissible Rate until the total amount of interest payable to the Originator shall equal the total amount of interest which would have been payable to the Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.
11.    This Subordinated Note shall be subject to the borrowing limitations set forth in Section 3.1 of the Purchase and Sale Agreement.
12.    Governing Law. THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS
Exhibit A-5
ACTIVE 63668076v9

PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK).
13.    Captions. Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.
14.    Third Party Beneficiary. The Company agrees that the Administrative Agent, for the benefit of the Senior Interest Holders, is a third party beneficiary of this Subordinated Note.
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Exhibit A-6
ACTIVE 63668076v9

IN WITNESS WHEREOF, the Company has caused this Company Note to be executed as of the date first written above.
_______________________
By:
Name:
Title:
Exhibit A-7
ACTIVE 63668076v9

Exhibit B
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of ___________, 20___ (this “Agreement”) is executed by__________, a [corporation][limited liability company] organized under the laws of __________ (the “Additional Originator”), with its principal place of business located at __________.
BACKGROUND:
A.    SN Technologies, LLC, a Delaware limited liability company (the “Company”) and the various entities from time to time party thereto, as Originator (collectively, the “Originator”), have entered into that certain Purchase and Sale Agreement, dated as of June 13, 2022_(as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”).
B.    The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Purchase and Sale Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:
SECTION 1.    Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement).
SECTION 2.    Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Purchase and Sale Agreement, the Additional Originator shall be an Originator for all purposes of the Purchase and Sale Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents.
SECTION 3.    Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that it is “located” (for purposes of Section 9-307 of the UCC) in [____________________], and the office(s) where the Additional Originator keeps all of its records and Related Security [is][are] as follows:
___________________________________
___________________________________
___________________________________
SECTION 4.    Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Agreement is executed by the
Exhibit B-1
ACTIVE 63668076v9

Additional Originator for the benefit of the Company, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.
[Signature Pages Follow]

Exhibit B-2
ACTIVE 63668076v9

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.
[NAME OF ADDITIONAL ORIGINATOR]
By:
Name:
Title:
[Consented to:
______________________
By:
Name:
Title:
Acknowledged by:
______________________
as Administrative Agent
By:
Name:
Title:
[PURCHASERS]
By:
Name:
Title:    ]
Exhibit B-3
ACTIVE 63668076v9